                                                                    Exhibit 12.1

                            NORTH AMERICAN VAN LINES
               CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
               --------------------------------------------------
                             (Dollars in thousands)

                                                                                                                    Nine-Month
                                                                                                  Three-Month       Period from
                                                                                                  Period from      March 29, 1998
                                  Year ended      Year ended      Year ended      Year ended      December 28,        through
                                 December 31,    December 31,    December 31,    December 31,     1997 through      December 26,
                                     1994            1995            1996            1997        March 28, 1998         1998
                                 -------------------------------------------------------------------------------------------------
Income/(loss) from operations          22,115          18,402          28,067          31,163           (1,335)           11,567
Other income/(expense)                     --              --              --              --               10               147
                                 ------------    ------------    ------------    ------------    -------------     -------------
                                       22,115          18,402          28,067          31,163           (1,325)           11,714

Interest expense                        5,606           2,268           1,768             602               --            11,758
Interest component of
     operating leases                   3,166           2,946           3,306           4,115            1,352             4,149
                                 ------------    ------------    ------------    ------------    -------------     -------------
                                        8,772           5,214           5,074           4,717            1,352            15,907

Ratio                                    2.52            3.53            5.53            6.61                *              0.74
                                 ------------    ------------    ------------    ------------    -------------     -------------
                                 ------------    ------------    ------------    ------------    -------------     -------------


                                                     Six-Month
                                  Three-Month        Period from
                                  Period from          March 29,       Nine Months
                                  December 28,      1998 through          Ended
                                  1997 through      September 26,     September 25,
                                 March 28, 1998         1998              1999
                                 --------------------------------------------------
Income/(loss) from operations           (1,335)           11,010              2,898
Other income/(expense)                      10               139                 (7)
                                 -------------      ------------      -------------
                                        (1,325)           11,149              2,891

Interest expense                            --             8,069             12,395
Interest component of
     operating leases                    1,352             3,624              6,209
                                 -------------      ------------      -------------
                                         1,352            11,713             18,604

Ratio                                        *              0.95               0.16
                                 -------------      ------------      -------------
                                 -------------      ------------      -------------



* For the three month period ended March 28, 1998, earnings were insufficient to cover fixed charges by $2,677.

                                     ALLIED
               CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
               -------------------------------------------------
                              (Pounds in millions)

                                                                                           Nine Months       Nine Months
                                  Year ended         Year ended         Year ended            Ended             Ended
                                 September 30,      September 30,      September 30,         June 30,          June 30,
                                     1996               1997               1998               1998              1999
                                 ---------------------------------------------------------------------------------------

Income/(loss) from operations            18.7                21.3               26.1               13.7             13.8
Other income/(expense)                     --                  --                 --                 --               --
                                 ------------       -------------      -------------       ------------      -----------
                                         18.7                21.3               26.1               13.7             13.8

Interest expense                          0.7                 2.2                 --                 --              0.3
Interest component of
     operating leases                     3.5                 3.2                3.5                2.6              3.3
                                 ------------       -------------      -------------       ------------      -----------
                                          4.2                 5.4                3.5                2.6              3.6

Ratio                                    4.45                3.94               7.46               5.22             3.83
                                 ------------       -------------      -------------       ------------      -----------
                                 ------------       -------------      -------------       ------------      -----------